Exhibit 10.2

LONG-TERM INCENTIVE PLAN

OF

CHEVRON PHILLIPS CHEMICAL COMPANY LLC

(As Amended and Restated Effective January 1, 2001)

LONG-TERM INCENTIVE PLAN

OF

CHEVRON PHILLIPS CHEMICAL COMPANY LLC

(As Amended and Restated Effective January 1, 2001)

TABLE OF CONTENTS

1.		Interpretation and Definitions
	1.1	General
	1.2	Definitions
2.		Administration
3.		Eligibility and Participation
4.		Grants and Exercise of Grants
	4.1	Grant and Exercise of Relative Performance Awards and Strategic Performance Awards
	4.2	Exercise of Phantom Share Options
	4.3	Exercise of Target Awards
	4.4	Provisions Common to Options and Awards
5.		Amendment or Discontinuance
6.		Recapitalization, Merger, and Consolidation; Change in Control
7.		Miscellaneous

i

LONG-TERM INCENTIVE PLAN

OF

CHEVRON PHILLIPS CHEMICAL COMPANY LLC

(As Amended and Restated Effective January 1, 2001)

PURPOSE

The purpose of this amended and restated Long-Term Incentive Plan (the “Plan”) is to attract, motivate, and retain qualified management personnel by providing to them a long-term incentive compensation plan that will provide competitive compensation opportunities similar to those of comparable companies in the chemical industry, align the interests of key management with the interests of the Company’s owners, and encourage the creation of additional owner value.

The Plan is intended to be a “bonus program” within the meaning of Labor Reg. § 2510.3-2(c) and; therefore, is not intended to be subject to the requirements of ERISA.

The amended and restated Plan shall be effective as of January 1, 2001.

1.                                      Interpretation and Definitions

1.1                               General

(a)                                  Interpretation.  Unless a clear contrary intention appears, for purposes of construction of this Plan and all related Plan Documents:

(1)                                  the singular number includes the plural number and vice versa;

(2)                                  reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Plan Documents, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

(3)                                  reference to any gender includes the other gender;

(4)                                  reference to any Plan Document or any other agreement, document or instrument means the applicable Plan Document or such other agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(5)                                  reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(6)                                  reference in any Plan Document to any article, section, appendix, schedule or exhibit means such article or section thereof or appendix, schedule or exhibit thereto;

(7)                                  “hereunder”, “hereof”, and words of similar import shall be deemed references to a Plan Document as a whole and not to any particular article, section or other provision thereof;

(8)                                  “including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(9)                                  “or” is not exclusive;

(10)                            relative to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding;” and

(11)                            references to days, weeks, months, quarters and years are references to such periods as determined by the Gregorian calendar.

(b)                                 Accounting Terms.  In each Plan Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with generally accepted accounting principles.

(c)                                  Conflict in Plan Documents.  If there is any conflict between any two or more Plan Documents, such Plan Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Plan Document dealing most specifically with the matter as to which there is a conflict shall prevail and control.  If it cannot be determined which Plan Document deals most specifically with a matter as to which there is a conflict then the Plan shall prevail and control.

1.2                               Definitions

(a)                                  “Average Return on Assets” means the statistical mean of the Returns on Assets earned by a company in each year of a given Performance Cycle.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Capital Charge” means the Company’s cost of capital as determined by the Committee from time to time.

(d)                                 “Change in Control” of the Company shall mean an occurrence which the Board determines, in its sole discretion, to be a change of control and generally may include instances when: (A) any person or persons acting together as a single entity, other than ChevronTexaco Corporation or ConocoPhillips, acquires more than fifty percent (50%) of the Company’s assets or voting ownership interests; (B) a merger or consolidation of the Company with any other corporation or entity is consummated; or (C) the owners of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(e)                                  “ChevronTexaco” means ChevronTexaco Corporation, or such entity as may be controlled by ChevronTexaco, that directly or indirectly holds a membership interest in the Company.

(f)                                    “Committee” means the Compensation Committee of the Board.

(g)                                 “Company” means the Chevron Phillips Chemical Company LLC and any successor entity.

(h)                                 “ConocoPhillips” means ConocoPhillips, or such entity as may be controlled by ConocoPhillips, that directly or indirectly holds a membership interest in the Company.

(i)                                     “Date of Grant” means the effective date on which a Phantom Share Option, Target Award, Relative Performance Award or a Strategic Performance Award, as the case may be, is granted to a Participant.

(j)                                     “Date of Termination” means the date on which a Participant ceases to be a regular, full-time Employee.

(k)                                  “Deferred Compensation Plan” means the Chevron Phillips Chemical Company LP Executive Deferred Compensation Plan.

(l)                                     “Disability” means disability as determined under the Chevron Phillips Chemical Company LP Long-Term Disability Plan.

(m)                               “EBITDA” means earnings before interest, taxes, depreciation, and amortization as reported in the financial records of the Company, or the financial records of any other company, or segment thereof, against whom the performance of the Company is being compared.

(n)                                 “EBITDA Multiple” means the average of the quotients obtained by dividing the market value of each company listed from time to time on Exhibit A as of any relevant date by the EBITDA of that company as of the same date. For purposes of the foregoing calculation, the “market value” of a company shall be deemed to be the product of the publicly quoted price per share of common stock of that company as of the close of business on the relevant date (or, in the event that such day is not a day on which shares of such company are traded on the principal exchange on which such shares are listed, on the next day preceding the relevant date on which such shares are traded) multiplied by the number of issued and outstanding shares of such company. In the event that the EBITDA Multiple of a segment of a company, as opposed to the company as a whole, is being obtained, the Committee may make such determinations, as to market value and other considerations, as it deems necessary for purposes of arriving at an EBITDA Multiple which it deems fair and appropriate in all the circumstances.

(o)                                 “Effective Date” means, for purposes of this Plan, January 1, 2001, the effective date of the amendment and restatement of the Plan.

(p)                                 “Employee” means any full-time employee of a Participating Employer.

(q)                                 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(r)                                    “EVA” or “Economic Value Added” means EBITDA minus the product of Capital Charge multiplied by Total Assets .

(s)                                  “Grant” means the award of a Phantom Share Option, Target Award, Relative Performance Award or a Strategic Performance Award, as the case may be, subject to such terms and conditions as may be set forth in a Grant Agreement accompanying such award.  Notwithstanding the foregoing, effective for Performance Cycles beginning on or after January 1, 2003 Grants of Phantom Share Options and Target Awards will no longer be available under the Plan.

(t)                                    “Grant Agreement” or “Agreement” means:

(1)                                  in the case of a Grant of Phantom Share Options the agreement accompanying such Grant which sets forth the number of Phantom Shares, the initial Market Value Per Share, vesting, exercise rights, and other terms and conditions pertaining to that Grant as established by the Committee;

(2)                                  in the case of a Grant of a Target Award, Relative Performance Award or a Strategic Performance Award the agreement accompanying such Grant which sets forth the Performance Schedule, Performance Cycle vesting and other terms and conditions pertaining to that Grant, as established by the Committee;

(u)                                 “Market Value” means the estimated market value of the Company as determined as of each Valuation Date by the Committee by multiplying the Company’s average annual EBITDA by the EBITDA Multiple of the group of comparable chemical companies. For the calculation to be made January 1, 2001, the Committee shall use the Company’s EBITDA for the preceding twelve (12) months, and for the calculation, if any, to be made July 1, 2001, the Committee shall use the Company’s EBITDA for the preceding eighteen (18) months. Thereafter, the Committee shall utilize the Company’s EBITDA for the preceding twenty-four (24) months.

(v)                                 “Market Value Per Share” means the Company’s Market Value divided by one hundred million (100,000,000).

(w)                               “Parent Company” means ChevronTexaco Corporation, ConocoPhillips, and their respective successors.

(x)                                   “Participant” means an Employee to whom a Phantom Share Option, Target Award, Relative Performance Award and/or a Strategic Performance Award, as the case may be, may be granted pursuant to the Plan.

(y)                                 “Participating Employer” means any direct or indirect subsidiary entity of the Company which, with the Company’s consent, has adopted the Plan.

(z)                                   “Performance Award” means the amount payable to a Participant based on the Company’s Relative Return during a Performance Cycle, calculated as described in the Performance Schedule of the Grant Agreement accompanying the Participant’s Target Award. Notwithstanding any other provision of this Plan to the contrary, effective for Performance Cycles beginning on or after January 1, 2003 Grants of Performance Awards will no longer be available under the Plan.

(aa)                            “Performance Cycle” means the continuous period as established in the respective Grant Agreement during which a Target Award, Relative Performance Award or a Strategic Performance Award is earned by a Participant.

(bb)                          “Performance Schedule” means with respect to a Target Award the schedule relating a Participant’s Performance Award amount to the Company’s Relative Return during the applicable Performance Cycle. “Performance Schedule” means with respect to a Participant’s Relative Performance Award the schedule relating a Participant’s Relative Performance Award amount to the Company’s Relative Performance during the applicable Performance Cycle. “Performance Schedule” means with respect to a Participant’s Strategic Performance Award the schedule relating a Participant’s Strategic Performance Award amount to the Company’s Strategic Performance during the applicable Performance Cycle.

(cc)                            “Phantom Share” means a fictitious share of Company stock, having a value, as of each Valuation Date, equal to the Company’s Market Value Per Share.

(dd)                          “Phantom Share Option” or “Option” means the right to receive the gain in the Company’s Market Value Per Share for each Phantom Share granted. Notwithstanding any other provision of this Plan to the contrary, effective for Performance Cycles beginning on or after January 1, 2003 Grants of Phantom Share Options will no longer be available under the Plan.

(ee)                            “Plan” means the Chevron Phillips Chemical Company LLC Long-Term Incentive Plan.

(ff)                                “Plan Document” means this Plan, any Grant Agreement executed in respect of any award, and any other document defining the rights and liabilities of any Participant.

(gg)                          “Relative Performance” means any measure established by the Committee in its sole and absolute discretion that compares the Company’s performance to a group of peer companies. Relative Performance measures considered may include by are not limited to EBITDA divided by Total Assets; comparison to Chem Systems Leader or other relevant third party data; and/or EVA.  The evaluation by the Committee may consider adjustments to normalize portfolio and geographic differences and to account for special events.

(hh)                          “Relative Performance Award” means the award which will be paid to a Participant, if the Company’s Relative Performance for a Performance Cycle satisfies the Performance Schedule contained in a Grant Agreement.

(ii)                                  “Relative Return” means the percentile ranking of the Company’s Average Return on Assets, as measured at the end of a Performance Cycle, based on the Average Returns on Assets earned by a group of comparable chemical companies.

(jj)                                  “Retirement” means an Employee’s Termination of Service in connection with the attainment of any applicable early retirement age or normal retirement age as defined in (A) the Chevron Phillips Chemical Company LP Retirement Plan, (B) any retirement plan of any Participating Employer, or (C) the retirement plan of any Parent Company or any of its respective subsidiaries other than Chevron Phillips Chemical Company LLC. A Participant whose Termination of Service occurs while eligible to retire under any of such plans, but who does not elect to immediately commence the receipt of benefits thereunder, shall nevertheless be deemed to have retired under such plan for purposes of this Plan.

(kk)                            “Return on Assets” means operating income of a company divided by the average of that company’s assets over the fiscal period during which such operating income was earned.  The operating income and assets data to be used shall be derived from publicly available information reported by the Company and each component company of a group of comparable chemical companies, with allowance  for such adjustments, as are deemed necessary by the Committee (A) to achieve a degree of  accuracy acceptable to the Committee and (B) to ensure that the results obtained are consistent with the return on assets calculations made for purposes of the Employee Incentive Plan available generally to Employees.

(ll)                                  “Strategic Performance” means any measure established by the Committee in its sole and absolute discretion that compares the Company’s performance to the attainment of internal strategic objectives. Strategic Performance measures may initially include but are not limited to gap closure/synergies; major projects; portfolio management, effective management of capital projects, unit cost reductions versus baseline measurements, reliability versus baseline measurements, and achievement of effective growth goals.  The Committee will annually review the internal strategic objectives to be measured for each succeeding Performance Cycle and may alter, amend or revise, in its sole and absolute discretion, such measures.

(mm)                      “Strategic Performance Award” means the award which will be paid to a Participant, if the Company’s Strategic Performance for a Performance Cycle when compared to attainment of defined, internal, strategic objectives satisfies the Performance Schedule contained in a Grant Agreement.

(nn)                          “Target Award” means the Performance Award which will be paid to a Participant, assuming that the Company’s actual Relative Return equals the Relative Return level required for the payment of awards at a one hundred percent (100%) level, as established by the Committee at the beginning of each Performance Cycle, and as set forth in Participants’ Grant Agreements. Notwithstanding any other provision of this Plan to the contrary, effective for Performance Cycles beginning on or after January 1, 2003 Grants of Target Awards will no longer be available under the Plan.

(oo)                          “Termination of Service” occurs when a Participant ceases to serve as an Employee for any reason.

(pp)                          “Total Assets” means the sum of current and long-term assets owned by a  company.

(qq)                          “Valuation Date” means each January 1, July 1 or such other date as the Committee may select.

(rr)                                “Vest,” and the correlative term “Vested,” shall mean that the holding period for Options described in Section 4.2(b) has been satisfied.

2.                                      Administration

(a)                                  The Plan shall be administered by the Committee.

(b)                                 The Committee may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and for the proper administration of the Plan.

(c)                                  The Committee shall from time to time determine the names of those executives or other key Employees who, in its opinion, should receive Phantom Share Options, Target Awards, Relative Performance Awards, and/or Strategic Performance Awards, and shall determine the value of the Phantom Share Options, Target Awards, Relative Performance Awards and/or Strategic Performance Awards which should be granted to such person, and the terms and conditions of any such Grant to be made; provided, in those cases in which the Committee has delegated to the Chief Executive Officer of the Company (the “CEO”) or other officers of the Company the authority to make such determination with respect to certain classes of Employees, such determinations shall be made by the CEO or such officers, as applicable.  Notwithstanding the foregoing, if a Participant who received a Grant of Phantom Share Options and/or Target Awards for the 2001 and the 2002 Performance Cycle fails to execute a written consent agreeing to exchange such Phantom Share Options and/or Target Awards for the 2001 and the 2002 Performance Cycle for new Relative Performance Awards and/or Strategic Performance Awards, as applicable, for the 2001 and the 2002 Performance Cycles, such Participant’s total Grants under the Plan shall be limited to the Phantom Share Options and/or Target Awards for the 2001 and the 2002 Performance Cycles, and the Participant will not be eligible to receive Grants under the Plan for any Performance Cycle which begins on or after January 1, 2003.

(d)                                 Phantom Share Options, Target Awards, Relative Performance Awards and/or Strategic Performance Awards shall be granted to an Employee by the Company only upon the prior approval of the Committee and upon the execution of a Grant Agreement between the Company and the Participant. All such Grant Agreements may be entered into by the Company as agent for the Participating Employers, and all Phantom Share Options, Target Awards, Relative Performance Awards and/or Strategic Performance Awards shall be and remain the liability of the Participating Employer employing the Participant at the time of such Grants.

(e)                                  The Committee’s interpretation and construction of the provisions of the Plan and rules and regulations adopted by the Committee shall be final.  No member of the Committee or the Board shall be liable for any action taken, or determination made, in respect of the Plan in good faith. Each member of the Committee and each member of the Board shall be fully justified in relying upon or acting in good faith upon any opinion, report, or information furnished in connection with the Plan by any accountant, counsel, or other specialist (including financial officers of the Company, whether or not such persons are Participants in the Plan).

(f)                                    This Plan may be adopted by such subsidiary entities of the Company as the Board or Committee may approve, whereupon such entities shall become Participating Employers.

(g)                                 The Committee shall periodically evaluate the effectiveness of the various forms of Grants available under the Plan in meeting the purposes for which the Plan was adopted. Subject to the limitations and requirements of Section 5, the Committee, based on such an evaluation, may in its sole and absolute discretion, add a new optional form of Grant, eliminate an optional form of Grant, modify the terms of an existing form of Grant, or offer one form of Grant in exchange for an existing Grant made to a Participant for a Performance Cycle.  Any exchange of an existing Grant for a new Grant under the Plan shall be for good and valuable consideration and subject to consent of the Participant and the provisions of Section 5.

3.                                      Eligibility and Participation

(a)                                  Any Employee (including an Employee who is also a director or an officer) is eligible to participate in the Plan. Participants shall be selected, however, in consideration of the purpose of the Plan. Notwithstanding the foregoing, if a Participant who received a Grant of Phantom Share Options and/or Target Awards for the 2001 and the 2002 Performance Cycles fails to execute a written consent agreeing to exchange such Phantom Share Options and/or Target Awards for the 2001 and the 2002 Performance Cycles for new Relative Performance Awards and/or Strategic Performance Awards, as applicable, for the 2001 and the 2002 Performance Cycles, such Participant may not continue to participate in the Plan, except with respect to Grants already received, and will not be eligible to receive Grants under the Plan for any Performance Cycle beginning on or after January 1, 2003.

(b)                                 The Committee, upon its own action, may grant, but shall not be required to grant, Phantom Share Options, Target Awards, Relative Performance Awards and/or Strategic Performance Awards to any Employee.  Grants may be made by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine.  Notwithstanding any other provision of this Plan to the contrary, effective for Performance Cycles beginning on or after January 1, 2003 Grants of Phantom Share Options and Target Awards will no longer be available under the Plan.

(c)                                  Each Grant shall be evidenced by a Grant Agreement in such form and with such terms and conditions, as the Committee may from time to time determine. The rights of a Participant with respect to any Grant shall at all times be subject to the terms and conditions set forth in the Grant Agreement relating thereto and in the Plan Documents. Except as required by this Plan, different Grants need not contain terms or conditions similar to any Grant made prior thereto or contemporaneously therewith.  The Committee’s determinations under the Plan (including determinations of which Employees, if any, are to receive Grants, the form, amount and timing of such Grants, the terms and provisions of such Grants and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Grants under the Plan.

4.                                      Grants and Exercise of Grants

4.1                               Grant and Exercise of Relative Performance Awards and Strategic Performance Awards

(a)                                  The Performance Schedule for each Relative Performance Award and Strategic Performance Award (for purposes of this Section 4.1, collectively the “Award” or “Awards”) shall be established by the Committee at the time of Grant.  At the conclusion of each Performance Cycle, Grants shall, subject to the provisions of the Plan Documents, become payable.

(b)                                 Each Performance Cycle, subject to the other limitations set forth in the Plan, may extend for a period of up to three (3) years from the Date of Grant.  The length of each Performance Cycle shall be determined by the Committee at the time of Grant; provided, however, if no term is established by the Committee the term of the Performance Cycle shall be three (3) years from the Date of Grant.

(c)                                  Except as provided in Sections 4.1(d) and 4.4(c), upon a Participant’s voluntary or involuntary Termination of Service, the Participant’s Grants and all rights thereunder shall terminate effective at the close of business on the date the Participant’s Date of Termination; provided, however, that in the case of a Participant’s Termination of Service due to Retirement, transfer to a Parent Company, Disability or death, the Participant shall be entitled, with respect to each Grant of a Strategic Performance Award still outstanding, to a pro-rated Strategic Performance Award for the period beginning as of the Date of Grant for each respective Strategic Performance Award and ending on the date of the Participant’s Termination of Service, based on the Committee’s evaluation of the Company’s Strategic Performance through the end of the active Performance Cycle applicable to each such Grant.

A Participant’s Termination of Service due to Retirement, Disability or death, shall have no effect on any Grant of a Relative Performance Award still outstanding as of the date of such Termination of Service.  If a Participant’s Termination of Service is a result of the Participant’s transferring to a Parent Company, the Participant shall be entitled, with respect to each Grant of a Relative Performance Award still outstanding, to a pro-rated Relative Performance Award for the period beginning as of the Date of Grant for each respective Relative Performance award and ending on the date the Participant transfers to the Parent Company, based on the Committee’s evaluation of the Company’s Relative Performance through the end of the active Performance Cycle applicable to each such Grant.

(d)                                 Notwithstanding Section 4.1(c), in the event a Participant (i) takes a leave of absence from the Company for personal reasons or as a result of entry into the Armed Forces of the United States, or (ii) terminates employment for reasons which, in the judgment of the Committee, are deemed to be special circumstances, the Committee may consider such circumstances and may take such action in respect of the related Grant and Grant Agreement as it may deem appropriate under the circumstances, including extending the rights of a Participant to continue participation in the Plan beyond his Date of Termination; provided in no event may participation be extended beyond the term of the Performance Cycle.

(e)                                  At the end of each Performance Cycle, the Committee shall evaluate the Company’s Relative Performance for the purpose of the Relative Performance Awards and the Company’s Strategic Performance for purpose of the Strategic Performance Awards to determine the percent, if any, of the Performance Schedule applicable to the respective award to be earned for the Performance Cycle.  Any resultant award may be further adjusted as a result of the application of the provisions in Section 4.1(c) or by the Committee in its sole and absolute discretion either in individual cases or in the aggregate.

(f)                                    Unless modified by the Committee pursuant to the authority granted to it herein, Relative Performance Awards reward Participants for changes in the Company’s Relative Performance compared to a group of peer companies as initially composed of the chemical companies, or chemical segments thereof, set forth in Exhibit C.

(g)                                 Unless modified by the Committee pursuant to the authority granted to it herein, Strategic Performance Awards reward Participants based on the Company’s Strategic Performance compared to defined strategic objectives.

(h)                                 Upon final determination by the Committee of a Participant’s right to receive a distribution of a Relative Performance Award or a Strategic Performance Award, the distribution shall be paid in cash as a lump sum as soon as practicable after such final determination by the Committee.

(i)                                     If a participant is eligible to participate in the Deferred Compensation Plan, then the Participant may voluntarily elect to defer receipt of his Award and to cause such amount to be credited to his account with the Deferred Compensation Plan.  The rules and procedures governing the Deferred Compensation shall govern and be binding upon any Participants who elect to make such deferrals.

4.2                               Grants and Exercise of Phantom Share Options

(a)                                  Upon the Grant of any Phantom Share Options, the Committee shall establish a Market Value Per Share for the fictitious shares underlying such Options.

(b)                                 Except as otherwise provided in this Section 4.2 or in any other Plan Document, (i) one third (1/3) of the Phantom Share Options granted pursuant to any Grant Agreement shall become exercisable by the Participant twelve (12) months, twenty-four (24) months, and thirty-six (36) months, respectively, following the effective Date of Grant, and (ii) Phantom Share Options which have become exercisable shall remain exercisable until the tenth (10th) anniversary of the effective Date of Grant.  Notwithstanding any provision to the contrary in this Section 4.2, Phantom Share Options may not be increased after the tenth (10th) anniversary of the effective Date of Grant.

(c)                                  Upon a Participant’s Retirement or Termination of Service due to transfer to a Parent Company, all Phantom Share Options previously granted shall Vest according to the schedule described in Section 4.2(b), and all Options granted must be exercised within three (3) years of the Participant’s date of Retirement. In the event a Participant does not elect to exercise any such Option prior to the expiration of such period, the same shall be deemed to have been exercised on the final day thereof.

(d)                                 Upon a Participant’s other voluntary Termination of Service, the Participant shall be deemed to have elected to exercise all Vested Options, and the value thereof shall be paid to the Participant as promptly as reasonably practicable following the calculation of such value. All Options not Vested as of the Participant’s Date of Termination shall be forfeited.

(e)                                  Upon a Participant’s involuntary Termination of Service, the Participant shall have a period of ninety (90) days from the Participant’s Date of Termination within which to exercise all Vested Options, and the value thereof shall be paid to the Participant as promptly as reasonably practicable following such exercise and the calculation of such value. In the event a Participant does not elect to exercise any such Option prior to the expiration of such period, the same shall be deemed to have been exercised on the final day thereof. All Options not Vested as of the Participant’s Date of Termination shall be forfeited.

(f)                                    Upon a Participant’s Disability, the Participant shall have a period of twelve (12) months from the Participant’s date of Disability within which to exercise all Vested Options, and the value thereof shall be paid to the Participant as promptly as reasonably practicable following such exercise and the calculation of such value. In the event a Participant does not elect to exercise any such Option prior to the expiration of such period, the same shall be deemed to have been exercised on the final day thereof. All Options not Vested as of the Participant’s date of Disability shall be forfeited.

(g)                                 Upon a Participant’s death, the Participant’s beneficiary, executor, administrator or other personal representative, as the case may be, shall have a period of three (3) years from the Participant’s date of death within which to exercise all Vested Options, and the value thereof shall be paid to the Participant’s beneficiary or estate as promptly as reasonably practicable following such exercise and the calculation of such value. In the event a Participant’s beneficiary, executor, administrator or other personal representative does not exercise any such Option prior to the expiration of such period, the same shall be deemed to have been exercised on the final day thereof. All Options not Vested as of the Participant’s date of death shall be forfeited.

(h)                                 Notwithstanding the foregoing provisions of this Section 4.2, in the event a Phantom Share Option holder (i) takes a leave of absence for personal reasons or as a result of entry into the Armed Forces of the United States, or (ii) terminates employment for reasons which, in the judgment of the Committee are deemed to be special circumstances, the Committee may consider such circumstances and may take such action in respect of the related Grant and Grant Agreement as it may deem appropriate, including reducing or canceling such Grant, and accelerating and/or extending the time rights with respect to previously granted Phantom Share Options may be exercised; provided in no event may any Option be exercised after the expiration of the term of the Option.

(i)                                     The Committee shall determine the Market Value of the Company as of each Valuation Date.  For purposes of such determination, the comparator group shall be initially composed of the publicly-traded chemical companies set forth in Exhibit B.  The Committee, in its sole discretion and judgment, may make such changes to the comparator group from time to time as it deems advisable to reflect industry merger and acquisition activity, shifts in market or business strategy, or other considerations which could influence the Company’s Market Value determination.

(j)                                     The Market Value Per Share shall always be based upon the most recent calculation as set forth in Section 4.2(i).  The calculated Market Value Per Share will always be in effect for a period of six (6) months and until such time as a new calculation is made based upon publicly-available market and financial data.  The calculated Market Value Per Share shall be the prevailing value for all grant and exercise activity pursuant to the Plan.

(k)                                  A Phantom Share Option holder desiring to exercise rights with respect to an Option shall notify the Company in writing in such manner as shall be specified in the Grant Agreement.

(l)                                     The Phantom Share Option holder must be Vested with respect to the number of Phantom Share Options he elects to exercise as set forth in the Grant

Agreement and must make each election to exercise on or before the end of the Option’s term.

(m)                               Upon the exercise of rights with respect to a Phantom Share Option, the Participant will receive the appreciation in value, if any, between the Company’s Market Value Per Share on the Date of Grant and the date of exercise.  The Market Value Per Share on the date of exercise will be based upon the same calculation methodology as is set forth in Section 4.2(i).  Except as otherwise provided, the appreciation in value, if any, will be paid to the Participant in the form of cash as a lump sum as soon as is practicable following the Participant’s written notification to the Company of his exercise election.  Such cash payment will be made consistent with the Company’s regular payroll policy and procedures and will be subject to applicable tax and withholding regulations and procedures in effect at that time.

(n)                                 On a date at least six (6) months in advance of the Participant’s election to exercise a Grant, the Participant may voluntarily elect to defer receipt of his Phantom Share appreciation and to cause such amount to be credited to his account with the Company’s nonqualified deferred compensation plan for executives.  The rules and procedures governing the nonqualified deferred compensation plan shall govern and be binding upon any Participants who elect to make such deferrals.

(o)                                 A Participant shall not make payment for or in any way contribute to the exercise of a Phantom Share Option.  Any applicable withholding and payroll taxes may be taken from the applicable appreciation in Market Value Per Share due to the Participant following exercise.

(p)                                 Notwithstanding the foregoing, effective for Performance Cycles beginning on or after January 1, 2003, Grants of Phantom Share Options will no longer be made under the Plan.

4.3                               Grant and Exercise of Target Awards

(a)                                  The Performance Schedule for each Target Award will be established by the Committee at the time of Grant.  At the conclusion of each Performance Cycle, Grants shall, subject to the provisions of the Plan Documents, become payable.

(b)                                 Each Performance Cycle, subject to the other limitations set forth in the Plan, may extend for a period of up to three (3) years from the Date of Grant.  The length of each Performance Cycle shall be determined by the Committee at the time of Grant: provided, if no term is established by the Committee the term of the Performance Cycle shall be three (3) years from the Date of Grant.

(c)                                  Except as provided in Sections 4.3(e) and 4.4(c), upon voluntary or involuntary Termination of Service, the Participant’s Target Award and all rights thereunder shall terminate effective at the close of business on the date the Participant’s Date of Termination; provided, in the case of termination due to Retirement, transfer to a Parent Company, Disability or death, the Participant shall be entitled to a pro-rated Performance Award based on the Relative Return of the Company through the end of the year in which the Date of Termination occurs.

(d)                                 Notwithstanding Section 4.3(d), in the event a Participant (i) takes a leave of absence from the Company for personal reasons or as a result of entry into the Armed Forces of the United States, or (ii) terminates employment for reasons which, in the judgment of the Committee, are deemed to be special circumstances, the Committee may consider such circumstances and may take such action in respect of the related Grant and Grant Agreement as it may deem appropriate under the circumstances, including extending the rights of a Participant to continue participation in the Plan beyond his Date of Termination; provided in no event may participation be extended beyond the term of the Performance Cycle.

(e)                                  At the end of each year, the Committee shall determine the Return on Assets earned by the Company and each of the companies composing the group of comparable chemical companies selected by the Committee for each complete fiscal year covered by the relevant Performance Cycle. The comparator group shall be initially composed of the chemical companies, or chemical segments thereof, set forth in Exhibit A.

(f)                                    The statistical mean average of the Company’s Return on Assets for the duration of the Performance Cycle (the Average Return on Assets) will be compared to those of each of the component companies of the group of comparable companies selected by the Committee.  The comparison of the Company’s results against those of the component companies will yield a percentile ranking, which will be used to determine the amount of the Performance Award as a percentage of Participants’ Target Award. The Committee may make such further adjustments in such calculations as it deems appropriate with respect to individual Participants or to Participants in the aggregate.

(g)                                 For purposes of assessing the Company’s Relative Return, only companies against which relative performance can be reasonably determined for each component year of the Performance Cycle shall be considered.

(h)                                 Upon final determination of the Participants’ Performance awards by the Committee, Participants will become eligible to receive payment.  Performance Award amounts shall be paid in cash as a lump sum as soon as practicable after the final determination by the Committee.

(i)                                     On a date at least six (6) months in advance of the end of a given Performance Cycle, the Participant may voluntarily elect to defer receipt of his

Performance Award and to cause such amount to be credited to his account with the Company’s nonqualified deferred compensation plan for executives.  The rules and procedures governing the nonqualified deferred compensation plan shall govern and be binding upon any Participants who elect to make such deferrals.

(j)                                     Notwithstanding the foregoing, effective for Performance Cycles beginning on or after January 1, 2003, Grants of Target Awards will no longer be made under the Plan.

4.4                               Provisions Common to Options and Awards

(a)                                  Phantom Share Options, Relative Performance Awards, Strategic Performance Awards and Target Awards shall be nontransferable and nonassignable, except that any such Grant may be transferred (i) to such beneficiary as the Participant may designate in the event of death, Disability or other incapacity, or (ii) by testamentary instrument or by the laws of descent and distribution. The Committee shall prescribe the form and manner in which beneficiary designations shall be made, revoked or amended. Any valid beneficiary designation on file with the Company shall take priority over any conflicting provision of any testamentary or similar instrument.

(b)                                 The establishment of the Plan shall not confer any legal rights upon any Employee or other person to continued of employment, nor shall it interfere with the right of any Participating Employer (which right is hereby reserved) to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant.

(c)                                  In the event that any Participant engages in any activity which the Committee judges to be detrimental to the Company or any Participating Employer, or otherwise fails to substantially perform his or her obligations as an Employee, the Committee may, at any time prior to payment of an award to a Participant, cancel or reduce the award in whole or in part.

(d)                                 If, during a Performance Cycle, an Employee is promoted to a pay grade of 90 or above the Employee becomes eligible to participate in the Plan.  If the Employee is otherwise selected by the Committee to participate in the Plan, the Employee will receive a Grant of a Relative Performance Award and/or a Strategic Performance Award for the most recent, active Performance Cycle.  Such Grant will be pro-rated for the period which begins on the Date of Grant and ends as of the end of the applicable Performance Cycle.  If, during a Performance Cycle, an individual is hired as an Employee in a pay grade of 90 or above the Employee becomes eligible to participate in the Plan.  If the Employee is otherwise selected by the Committee to participate in the Plan, the Employee will receive a Grant of a Relative Performance Award and/or a Strategic Performance Award for the most recent, active Performance Cycle.  Such Grant will be pro-rated for the period which begins on the Date of Grant and ends as of the end of the applicable Performance Cycle.  Notwithstanding the foregoing, when an

Employee is hired in a pay grade of 90 or above, the CEO will have the authority to give pro-rated Grants for all active Performance Cycles when required for competitive reasons.  In the event a Participant is demoted to a pay grade lower than 90, outstanding Grants will be pro-rated for all active Performance Cycles to which such outstanding Grants apply.  For this purpose, the pro-ration period will begin as of the Date of Grant for each applicable Grant Award and will end on the effective date of the Employee’s demotion

5.                                      Amendment or Discontinuance

Subject to the limitations set forth in this Section 5, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part.  Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Grants theretofore awarded under the Plan, notwithstanding any contrary provisions contained in any Grant Agreement.  In the event of any such amendment to the Plan, the holder of any Grant outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Grant Agreement relating thereto.  Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 5 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any award theretofore granted under the Plan without the consent of the affected Participant.

6.                                      Recapitalization, Merger, and Consolidation; Change in Control

(a)                                  The existence of this Plan and the awards granted hereunder shall not affect in any way the right or power of the Company or those entities holding membership interests in the Company to make or authorize any or all adjustments, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or the dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)                                 In the event of a Change in Control, all Grants outstanding shall thereupon automatically be accelerated and payable in full. In the case of Performance Awards, payment shall be made at a Relative Return level determined by the Committee, which shall be deemed payment in full.  In the case of Relative Performance Awards, payment will be based on the Company’s Relative Performance as of the date of the Change in Control as determined by the Committee in its sole and absolute discretion. In the case of Strategic Performance Awards, payment will be based on the Company’s Strategic Performance as of the date of the Change in Control as determined by the Committee in its sole and absolute discretion.  The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties. Notwithstanding the foregoing, in the event that, incident to a Change in Control, provision is made for the transfer of rights under this Plan to another or successor Plan, Participants shall be allowed to make such transfer.

7.                                      Miscellaneous

(a)                                  Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an award or any other rights except as may be evidenced by a Grant Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

(b)                                 The Company shall have the right to deduct from all amounts hereunder paid in cash, any federal, state, local, or other taxes required by law to be withheld with respect to such payments.

(c)                                  THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN, ANY PLAN DOCUMENTS, AND ANY ACTIONS TAKEN OR RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

(d)                                 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place.

(e)                                  The Plan shall be unfunded. Neither the Company, any Participating Employer, the Committee, nor the Board shall be required to segregate any assets or secure any liability that may at any time be represented by Grants made pursuant to the Plan.

(f)                                    The Plan shall have a term of ten (10) years from its Effective Date.  After termination of the Plan, no future Grants may be made, but Grants made before that date will continue to be effective in accordance the terms and conditions of the respective Grant Agreement.

EXHIBIT A

INITIAL

COMPARATOR COMPANIES

PERFORMANCE AWARDS

The following companies, or the chemicals segments thereof, shall be the initial comparator companies for purposes of Performance Awards:

1.                                       BP, p.l.c. (chemicals segment)

2.                                       Borealis (polyolefins & chemicals segment)

3.                                       The Dow Chemical Company

4.                                       Eastman Chemical Company

5.                                       Equistar Chemicals, LP

6.                                       ExxonMobil Corporation (chemicals segment)

7.                                       Georgia Gulf Corporation

8.                                       NOVA Chemicals Corporation

9.                                       Royal Dutch/Shell Group (chemicals segment)

10.                                 Solutia Inc.

11.                                 Sunoco, Inc. (chemicals segment)

THIS EXHIBIT A MAY BE MODIFIED FROM TIME TO TIME BY THE COMMITTEE IN ITS SOLE AND ABSOLUTE DISCRETION.

EXHIBIT B

INITIAL

COMPARATOR COMPANIES

PHANTOM SHARE OPTIONS

The following companies shall be the initial comparator companies for purposes of Phantom Share Options:

1.               Air Products and Chemicals, Inc.

2.               The Dow Chemical Company

3.               E.I. du Pont de Nemours and Company

4.               Eastman Chemical Company

5.               Georgia Gulf Corporation

6.               Lyondell Chemical Company

7.               Millennium Chemicals Inc.

8.               NOVA Chemicals Corporation

9.               Rhom and Haas Company

10.         Solutia Inc.

THIS EXHIBIT B MAY BE MODIFIED FROM TIME TO TIME BY THE COMMITTEE IN ITS SOLE AND ABSOLUTE DISCRETION.

EXHIBIT C

INITIAL

COMPARATOR COMPANIES

RELATIVE PERFORMANCE AWARDS

The following companies, or the chemicals segments thereof, shall be the initial comparator companies for purposes of Performance Awards:

1.                                       The Dow Chemical Company

2.                                       Borealis (polyolefins & chemicals segment)

3.                                       NOVA Chemicals Corporation

4.                                       Equistar Chemicals, LP

5.                                       ExxonMobil Corporation (chemicals segment)

6.                                       BP, p.l.c. (chemicals segment)

7.                                       Royal Dutch/Shell Group (chemicals segment)

Chem Systems Data or other relevant third-party data may also be used to determine relative performance.

THIS EXHIBIT C MAY BE MODIFIED FROM TIME TO TIME BY THE COMMITTEE IN ITS SOLE AND ABSOLUTE DISCRETION.